EXHIBIT 10.4

AMENDED AND RESTATED DEPOSITARY AGREEMENT

AMENDED AND RESTATED DEPOSITARY AGREEMENT (the “Agreement”) dated as of December 15, 2005 between VON KARMAN FUNDING TRUST (the “Issuer”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary (the “Depositary”).

The parties hereto agree as follows:

Section 1. Defined Terms; Coverage of Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to such terms in the Amended and Restated Security Agreement, dated as of December 15, 2005, between VON KARMAN FUNDING TRUST, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent (the “Security Agreement”). The Depositary shall have no responsibility or liability to any person for the performance of any term of the Security Agreement; provided, that nothing in this sentence shall be deemed to relieve the Depositary of any responsibilities or liabilities that the Depositary may have under this Agreement.

The provisions of this Agreement will govern the issuance and payment of the Secured Liquidity Notes and the Extended Notes to the extent such provisions are not covered in the Security Agreement.

Section 2. Establishment of Accounts; Proceeds of Secured Liquidity Notes.

(a) Prior to or contemporaneously with the execution and delivery by the Issuer of this Agreement, and for the purposes of this Agreement and the Security Agreement, the Depositary shall establish for the benefit of the Secured Liquidity Noteholders a segregated non-interest bearing trust account designated the “Secured Liquidity Note Account.” The Collateral Agent has opened a segregated non-interest bearing trust account, pursuant to Section 6.01 of the Security Agreement (the “Collateral Account”), which shall be under the Collateral Agent’s exclusive dominion and control. The Depositary shall have exclusive dominion and control and sole right of deposit and withdrawal over the Secured Liquidity Note Account. The Depositary shall keep accurate records of the date and amount of each deposit in the Secured Liquidity Note Account and each disbursement from the Secured Liquidity Note Account for a period of three years following the date of such deposit or disbursement. The Issuer hereby irrevocably acknowledges and agrees with the Depositary that the Depositary shall have complete and absolute control over the Secured Liquidity Note Account and any and all funds on deposit in, or otherwise to the credit of, the Secured Liquidity Note Account and that the Issuer shall not have any legal, equitable or beneficial interest in the Secured Liquidity Note Account. Amounts on deposit in the Secured Liquidity Note Account shall be applied by the Depositary solely to pay matured and then maturing Secured Liquidity Notes and any advances made by the Depositary in accordance herewith. The Depositary agrees to give the Issuer, the Collateral Agent, each Swap Counterparty and each SLN Placement Agent, as soon as practicable, written notice that the Secured Liquidity Note Account or any funds on deposit in the Secured Liquidity Note Account have become subject to any writ, judgment, warrant of attachment, execution or similar process to the actual knowledge of an officer of the Depositary assigned to the Depositary’s corporate trust department.

(b) All proceeds of the sale of Secured Liquidity Notes authenticated and delivered by the Depositary on any day shall be applied by the Depositary in the following order of priority: first, pari passu (x) to the repayment of any advances made by the Depositary hereunder, and (y) the Depositary shall deposit such proceeds in the Secured Liquidity Note Account only to the extent necessary to pay matured and concurrently maturing Secured Liquidity Notes whether or not presented to the Depositary for payment; and second, in the event that on any day proceeds are received in excess of the amount required to pay Secured Liquidity Notes matured or maturing on such day, such excess proceeds shall be transferred by the Depositary to the Collateral Agent for disposition in accordance with the Security Agreement. It is understood that the Depositary may (but shall not be required to) make such a deposit before the Depositary receives the proceeds of the sale in immediately available funds, by creating an overdraft in the Secured Liquidity Note Account. If the Depositary elects to make such a deposit, the overdraft must be repaid prior to the end of the Business Day when made. If, for any reason, this repayment obligation is not so satisfied, the overdraft shall be treated (i) as an advance by Deutsche Bank Trust Company Americas, in its individual capacity and not as Depositary hereunder, and (ii), for all purposes of this Agreement and the Security Agreement, as Secured Liquidity Notes due and payable on the following Business Day. Interest shall accrue and be payable from, and including, the date of the overdraft, until payment in full, at a rate equal to the Prime Rate as announced by The Wall Street Journal on the day such advance was made, plus 2%.

(c) The Issuer and the Collateral Agent may from time to time, upon written notice to the Depositary, transfer amounts from the Collateral Account to the Secured Liquidity Note Account in accordance with the provisions of the Security Agreement, and the Depositary may from time to time request that the Collateral Agent transfer amounts from the Collateral Account to the Secured Liquidity Note Account in accordance with the provisions hereof. All amounts so transferred to the Secured Liquidity Note Account may be used only to pay amounts due on Secured Liquidity Notes at their Expected Maturities and any advances made by the Depositary hereunder.

(d) Prior to or contemporaneously with the execution and delivery by the Issuer of this Agreement, and for the purposes of this Agreement and the Security Agreement, the Depositary shall establish for the benefit of the Extended Noteholders a segregated non-interest bearing trust account designated the “Extended Notes Distribution Account.” The Depositary shall have exclusive dominion and control and sole right of deposit and withdrawal over the Extended Notes Distribution Account. The Depositary shall keep accurate records of the date and amount of each deposit in the Extended Notes Distribution Account and each disbursement from the Extended Notes Distribution Account for a period of three years following the date of such deposit or disbursement. The Issuer hereby irrevocably acknowledges and agrees with the Depositary that the Depositary shall have complete and absolute control over the Extended Notes Distribution Account and any and all funds on deposit in, or otherwise to the credit of, the Extended Notes Distribution Account and that the Issuer shall not have any legal, equitable or beneficial interest in the Extended Notes Distribution Account. Amounts on deposit in the Extended Notes Distribution Account shall be applied by the Depositary solely to pay interest and principal amounts due on Extended Notes. The Depositary agrees to give the Issuer, the Collateral Agent, each Swap Counterparty and each SLN Placement Agent, as soon as practicable, written notice that the Extended Notes Distribution Account or any funds on deposit in the Extended Notes Distribution Account have become subject to any writ, judgment, warrant of attachment, execution or similar process to the actual knowledge of an officer of the Depositary assigned to the Depositary’s corporate trust department.

(e) The Issuer and the Collateral Agent may from time to time, upon written notice to the Depositary, transfer amounts from the Collateral Account to the Extended Notes Distribution Account in accordance with the provisions of the Security Agreement, and the Depositary may from time to time request that the Collateral Agent transfer amounts from the Collateral Account to the Extended Notes Distribution Account in accordance with the provisions hereof. All amounts so transferred to the Extended Notes Distribution Account may be used only to pay interest and principal amounts due on Extended Notes.

Section 3. Notes Delivered for Safekeeping.

(a) During the period that this Agreement is in effect, Secured Liquidity Notes may be issued in registered form and may be represented by either (i) a global security of the Issuer, in substantially the form attached hereto as Exhibit A (a “Master Secured Liquidity Note”), delivered to the Depositary as custodian and agent for The Depository Trust Company (“DTC”) and recorded in the book-entry system maintained by DTC (the beneficial interest in a Master Secured Liquidity Note, as evidenced by an entry in the DTC book-entry system, is referred to herein as a “Book-Entry Secured Liquidity Note”), or (ii) a promissory note of the Issuer evidenced by a certificate issued in definitive form substantially in the form attached hereto as Exhibit B (a “Certificated Secured Liquidity Note”, and collectively with the Book-Entry Secured Liquidity Notes, the “Secured Liquidity Notes”) delivered to the purchaser thereof.

(b) On the date of execution and delivery of this Agreement, or at such time thereafter as the Issuer shall use the DTC book-entry system for Book-Entry Secured Liquidity Notes, the Issuer will deliver to the Depositary an executed Master Secured Liquidity Note evidencing the aggregate face amount of Book-Entry Secured Liquidity Notes to be issued via DTC’s book-entry system, which Master Secured Liquidity Note shall be registered in the name of DTC’s nominee and shall be held by the Depositary as custodian and agent on DTC’s behalf.

(c) The Secured Liquidity Notes shall be signed manually on behalf of the Issuer by an authorized officer of the Administrator whose name and signature appear on any Issuer Incumbency Certificate (as hereinafter defined) pursuant to Section 3(d) hereof, or signed in facsimile by one of such persons but shall not otherwise be completed. Each Secured Liquidity Note, or group of Secured Liquidity Notes at one time, delivered to the Depositary, shall be accompanied by a letter from the Issuer to the Depositary identifying the Secured Liquidity Note or Secured Liquidity Notes transmitted therewith, and the Depositary shall acknowledge receipt of such Secured Liquidity Note or Secured Liquidity Notes in such form of written receipt deemed appropriate by the Depositary at the time of delivery. The Issuer agrees to deliver and maintain with the Depositary at all times an adequate supply of Certificated Secured Liquidity Notes for the Depositary to issue Certificated Secured Liquidity Notes in the quantities requested, to be held in safekeeping by the Depositary’s corporate trust office for the account of the Issuer, pending the issuances of such Secured Liquidity Notes as provided in Section 4 hereof. The Certificated Secured Liquidity Notes delivered to the Depositary will be incomplete as to face amount or, in the case of interest bearing Secured Liquidity Notes, the face amount and interest amount thereon, date of issue, Expected Maturity and Final Maturity. They will be numbered consecutively and may bear other appropriate identification.

(d) With the delivery of this Agreement, the Issuer is furnishing to the Depositary, and from time to time hereafter may furnish to the Depositary, a certificate (hereinafter called an “Issuer Incumbency Certificate”) of the Administrator with respect to any authorized officer of the Administrator whose signature appears or will appear on the Secured Liquidity Notes, certifying the incumbency and specimen signatures of other authorized officers and of authorized agents (such other officers and agents being hereinafter called “Issuer Agents”) of the Issuer authorized to act, and to give instructions and notices, on behalf of the Issuer hereunder. Until the Depositary’s receipt of a subsequent Issuer Incumbency Certificate, the Depositary shall be entitled to conclusively rely on the last Issuer Incumbency Certificate delivered to the Depositary for purposes of determining the authorized signatories of Secured Liquidity Notes and Issuer Agents. In case any person authorized herein to sign Secured Liquidity Notes who shall have signed any of the Secured Liquidity Notes shall cease to be a Issuer Agent before the Secured Liquidity Note so signed shall be issued by the Depositary (or in case such Secured Liquidity Notes shall bear facsimile signature of such person), such Secured Liquidity Notes nevertheless may be issued as though the person who signed such Secured Liquidity Notes had not ceased to be an Issuer Agent. The Depositary shall have no responsibility to determine by whom or by what means a facsimile signature may have been affixed on Secured Liquidity Notes or to determine whether any facsimile or manual signature is genuine, if such facsimile or manual signature resembles the specimen signature(s) filed with it in the most recent Issuer Incumbency Certificate.

(e) The Depositary hereby certifies that any Managing Director, Director, Senior Vice President, Vice President, Assistant Vice President, Associate or Trust Officer is authorized to authenticate and deliver Secured Liquidity Notes and give receipts therefor (an “Authenticating Representative”). Each person who is an Authenticating Representative authorized to otherwise act on behalf of the Depositary and to give and receive notices on its behalf is hereby designated a “Designated Representative”.

(f) The Collateral Agent hereby certifies that any Managing Director, Director, Vice President, Assistant Vice President, Associate or Trust Officer is authorized to give notices, requests, instructions, and demands to the Depositary and take other action on behalf of the Collateral Agent pursuant to this Agreement (the “Authorized Agent Officers”).

(g) Prior to the time the Issuer shall use the DTC book-entry system for Book-Entry Secured Liquidity Notes, the Depositary shall prepare for execution by the Issuer and the Depositary the current form of Letter of Representations (the “Letter”) of DTC. The Issuer shall provide to the Depositary for submission with the Letter a copy of the private placement memorandum for the Issuer’s Secured Liquidity Note program under which Secured Liquidity Notes will be issued by the Depositary under the terms of this Agreement. The Depositary shall deliver the Letter to DTC’s legal department and shall return to the Issuer a copy of the Letter after it has been received and accepted by DTC. The Depositary has entered into a customary agreement (the “Certificate Agreement”) with DTC, in a form acceptable to the Depositary and the Issuer, providing for the Depositary to act as custodian of the Master Secured Liquidity Note for DTC. References in this Agreement to “holders” of the Secured Liquidity Notes shall, in the context of Book-Entry Secured Liquidity Notes, refer to the beneficial owners of such Book-Entry Secured Liquidity Notes, except that in the case of payment of Book-Entry Secured Liquidity Notes by the Depositary, the term “holder” shall be deemed to refer to Cede & Co., the nominee of DTC.

(h) Prior to or concurrently with the execution of this Agreement, the Issuer shall deliver to the Depositary an opinion of counsel to the Issuer in form and substance reasonably satisfactory to the Depositary.

Section 4. Issuance of Secured Liquidity Notes; Instructions.

(a) From time to time before 1:00 p.m. (New York City time) (or such later time as the Depositary may agree to), on any day on which Secured Liquidity Notes are to be issued, an Issuer Agent shall give instructions to a Designated Representative by telephone (confirmed by facsimile transmission), by facsimile transmission, electronically or in writing. All such instructions given by telephone shall be given by an Issuer Agent and shall be confirmed in writing, electronically or by facsimile within 24 hours of the time received by the Depositary (according to the Depositary’s written records). Upon receipt of such instructions, the Designated Representative or Authenticating Representative shall:

(1) in the case of Certificated Secured Liquidity Notes,

(A) withdraw the necessary Certificated Secured Liquidity Notes from safekeeping, in accordance with such instructions, and date each such Certificated Secured Liquidity Note the date of issuance thereof (which shall be a Business Day) and insert the Expected Maturity and Final Maturity thereof, and, in words and figures, with respect to each Certificated Secured Liquidity Note, insert the face amount (if issued on a discount basis) or the principal amount and interest rate (if issued on an interest-bearing basis) of $250,000 or an integral multiple of $1,000 in excess of $250,000;

(B) authenticate each such Certificated Secured Liquidity Note by countersigning in the appropriate space provided thereon;

(C) make such Certificated Secured Liquidity Note payable to bearer in the space provided and insert the place of payment; and

(D) deliver each such Certificated Secured Liquidity Note to the customer or each SLN Placement Agent (designated in the above notice from the Issuer), or the consignee, if any, designated by such customer or each SLN Placement Agent (as the case may be) for the account of the customer or each SLN Placement Agent (as the case may be), against payment as provided in Section 5 hereof of the net sales price therefor indicated in such instructions; provided, that the Depositary shall not be required to deliver Certificated Secured Liquidity Notes outside of the Borough of Manhattan in New York City. It is understood that each delivery of Secured Liquidity Notes of the Issuer hereunder shall be subject to the rules of the New York Clearing House in effect at the time of such delivery; and

(2) in the case of Book-Entry Secured Liquidity Notes, enter an issuance instruction in DTC’s book-entry commercial paper program in accordance with the instructions from the Issuer Agent, which instructions shall (A) identify, without limitation, (i) the face amount of Book-Entry Secured Liquidity Notes to be issued and (ii) the date of issue, the Expected Maturity and Final Maturity, and the interest amount, if applicable, and (B) require the Depositary to issue a delivery order to DTC to debit the relevant SLN Placement Agent’s account with DTC against credit to the Depositary’s account with DTC of the net sales price therefor.

It is understood that all telephonic instructions may be electronically voice-recorded by the Depositary, and the Issuer and the Issuer Agent hereby consent, subject to applicable law, to such recording. In the event that a discrepancy exists between the telephone instructions and the written confirmation, the telephone instructions will be deemed to be the controlling and proper instructions unless the Depositary agrees in writing otherwise.

(b) With respect to any issuance of Secured Liquidity Notes by the Depositary pursuant to subsection (a) hereof:

(i) The Depositary shall incur no liability to the Issuer or the Collateral Agent in acting in accordance with instructions if the Designated Representative receiving such instructions believes in good faith that such instructions were given by an Issuer Agent or Authorized Agent Officer, whichever is appropriate.

(ii) The Issuer Agent shall prior to the time of issuance of any Secured Liquidity Note provide the Depositary with written notice of the name, address and taxpayer identification number of any registered payee on such Secured Liquidity Note.

(c) Notwithstanding any instructions received by the Depository, if the Depositary shall receive prior to 1:00 p.m. (New York City time) on the date of delivery of the relevant Secured Liquidity Notes, written instructions (which may be by the System or by facsimile) or telephonic instructions (confirmed promptly thereafter in writing (which may be by the System or by facsimile)) (which instructions shall specify that one or more of the events described in clauses (i) and (ii) of Section 4.02(a) of the Security Agreement has occurred) in accordance with Section 15 hereof from an Authorized Agent Officer not to authenticate or deliver Certificated Secured Liquidity Notes or enter instructions with DTC with respect to Book-Entry Secured Liquidity Notes, which instructions may be specific with respect to a particular Secured Liquidity Note or may be general and applicable to all Secured Liquidity Notes issued or delivered after receipt of such instructions until revoked or superseded by further instructions from an Authorized Agent Officer, then, the Depositary shall not issue or deliver Secured Liquidity Notes.

(d) The Depositary shall not issue or deliver any Secured Liquidity Note unless it shall have received completed and executed instructions from the Issuer in the form of Exhibit C hereto.

(e) Whenever any payment shall be due hereunder on a day which is not a business day for the Depositary, then such payment shall be made on the next succeeding business day for the Depositary.

(f) Each delivery of Secured Liquidity Notes shall be subject to the rules of the New York Clearing House in effect at the time of the delivery. Each delivery of Book-Entry Secured Liquidity Notes shall be subject to the Letter and the Certificate Agreement.

(g) The Depositary shall not issue or deliver any (i) Certificated Secured Liquidity Note in exchange for any other Certificated Secured Liquidity Note, (ii) Certificated Secured Liquidity Note in exchange for a beneficial interest in a Book-Entry Secured Liquidity Note, or (iii) beneficial interest in a Book-Entry Secured Liquidity Note in exchange for a Certificated Secured Liquidity Note, unless, in any such case, the Depositary shall have received prior written notice from an Issuer Agent that such exchange complies with the transfer restrictions applicable to such Secured Liquidity Note.

(h) The Depositary shall provide the Issuer or, if applicable, each SLN Placement Agent, with access to its short-term note issuance system or other electronic means (collectively, the “System”) in order that the Depositary may receive electronic instructions for the issuance of Notes and information from the Depositary as to the issued Secured Liquidity Notes may be delivered to the Issuer and its agents. The Issuer acknowledges that the time-sharing services utilized in connection with the System are furnished by the Financial Sciences Corporation (“FSC”). FSC has granted permission to the Depositary to allow the Depositary’s customers to use such time-sharing services and, in consideration for such permission, it is understood and agreed that if the Issuer elects to use the System, such time-sharing services will be supplied to the Issuer “as is” without warranty by FSC or the Depositary. The Issuer hereby waives any claims it may have against FSC or the Depositary arising out of or in connection with the use of such time-sharing services. Electronic instructions must be transmitted in accordance with the procedures furnished by the Depositary to the Issuer or each SLN Placement Agent in connection with the System. These transmissions shall be the equivalent to the giving of a duly authorized written and signed instruction which the Depositary may act upon without liability. In the event that the System is inoperable at any time, an Issuer Agent may deliver written, telephone or facsimile instructions to the Depositary, which instructions shall be verified in accordance with any security procedures agreed upon by the parties. The Depositary shall incur no liability to the Issuer in acting upon instructions believed by the Depositary in good faith to have been given by an Issuer Agent.

Section 5. Delivery of Secured Liquidity Notes; Deposit of Proceeds; Outstanding Secured Liquidity Notes.

(a) No Secured Liquidity Note shall be delivered by the Depositary except against payment therefor as herein provided. The parties understand that when the Depositary is instructed to deliver Secured Liquidity Notes, the delivery thereof and the receipt of payment therefor may not necessarily be simultaneous. If the delivery of the Secured Liquidity Note and the receipt of payment therefor are not completed simultaneously, the Depositary shall have no responsibility or liability for the credit risks involved in the Depositary’s delivery of such Secured Liquidity Note to those persons designated by the Issuer or the SLN Placement Agents or for the failure of such persons to effectuate payment therefor or to return the Secured Liquidity Note as herein contemplated. The Depositary is hereby authorized to (i) in the case of Certificated Secured Liquidity Notes, follow the prevailing custom in the commercial paper market, which is currently that the Depositary receives a receipt, in customary form, for each delivery of Secured Liquidity Notes and, before the close of business on the day of delivery, the Depositary receives the purchase price of such Secured Liquidity Notes in immediately available funds, and (ii) in the case of Book-Entry Secured Liquidity Notes, receives payment from the purchaser in immediately available funds. A Secured Liquidity Note shall be deemed delivered against payment for purposes of this Section 5 if the net sales price of such Secured Liquidity Note is received by the Depositary in immediately available funds at or before the close of business on the day of the Depositary’s delivery of such Secured Liquidity Note or as otherwise provided in the preceding sentence. If delivery is made against receipt for payment as aforesaid, the Issuer shall bear the risk that the purchaser fails either to (i) remit the proceeds of sale therefor or (ii) return such Secured Liquidity Notes to the Depositary.

(b) Promptly after the opening of business of each Business Day, unless no sale or issuance or payment of any Secured Liquidity Note occurred on the preceding Business Day, the Depositary shall furnish the Collateral Agent and the Issuer with a written statement (or comparable electronic information on the System) showing the aggregate face amount, principal amount and interest, if applicable, of all Secured Liquidity Notes outstanding at the close of such preceding Business Day, which statement shall include the serial numbers, issue dates, Expected Maturities, Final Maturities, face amount and interest of the Secured Liquidity Notes issued that day.

Section 6. Payment of Secured Liquidity Notes at Expected Maturity; Cancellation of Secured Liquidity Notes.

(a) Except as set forth in paragraph (b) below, each Secured Liquidity Note that is not converted into an Extended Note presented to the Depositary for payment on or after its Expected Maturity or its redemption date (if such Secured Liquidity Note is redeemed prior to its Expected Maturity in accordance with Section 7.02 of the Security Agreement) shall be paid the same day from amounts on deposit in the Secured Liquidity Note Account, unless such presentation occurs after 2:30 p.m. (New York City time), in which case the Depositary shall pay such Secured Liquidity Note on the next succeeding Business Day. Amounts on deposit in respect of matured Secured Liquidity Notes which have not been presented for payment and which have not been converted into Extended Notes shall be held in the Secured Liquidity Note Account and shall be used solely to pay any such Secured Liquidity Notes as and when they are presented for payment.

(b) As promptly as may be practicable on any given day that Secured Liquidity Notes have matured, but in no case later than 12 noon (New York City time), the Depositary shall withdraw sufficient funds, if any, then on deposit in the Secured Liquidity Note Account to pay such Secured Liquidity Notes. If at such time the funds on deposit in the Secured Liquidity Note Account available pursuant to the foregoing provisions of this Section 6(b) for the payment of matured or maturing Secured Liquidity Notes after giving effect to transfers to the Secured Liquidity Note Account from funds made available by or on behalf of the Issuer and from the anticipated net proceeds of Secured Liquidity Notes to be issued that day, are insufficient to pay such matured or maturing Secured Liquidity Notes in full, the Depositary shall prior to 12:15 p.m. (New York City time) on such day request the Collateral Agent to transfer (which may be by wire) by 2:30 p.m. (New York City time) on such day funds to satisfy such deficiency from the Collateral Account to the Secured Liquidity Note Account. The Collateral Agent shall notify the Depositary prior to 12:30 p.m. (New York City time) on such day of the amount of funds available to satisfy such deficiency.

(c) On any day that is an Expected Maturity of a Secured Liquidity Note that will be converted into an Extended Note, the Issuer shall deliver written notice (“Notice of Extension”) to the Depositary that such Secured Liquidity Note will not be paid on its Expected Maturity and that such Secured Liquidity Note shall be converted into an Extended Note. Such Notice of Extension must include all of the information required to be delivered to DTC in accordance with the Letter, including addenda thereto. Such Notice of Extension must be delivered such that it is actually received in writing by the Depositary and confirmed to the Depositary by telephone, by or before 12 noon (New York City time) on the Expected Maturity of such Secured Liquidity Note. If the Issuer does not intend to issue a Notice of Extension as provided in the preceding sentence, the Issuer shall, by or before 12 noon (New York City time) on such Expected Maturity, give to the Depositary firm notice of its intention to pay such Secured Liquidity Note in full on its Expected Maturity (which notice shall be deemed to have been given if the SLN Placement Agents give to the Depository notice of placement of Secured Liquidity Notes on such date sufficient to pay all Secured Liquidity Notes with an Expected Maturity on such date).

(d) If the Depositary actually receives Notice of Extension by 12 noon (New York City time) then the Depositary shall notify DTC by 12:30 p.m. (New York City time) of such insufficiency in accordance with the Letter and request that the maturity of all such Secured Liquidity Notes be extended in accordance with the terms of the Security Agreement and that all such Secured Liquidity Notes be converted into Extended Notes in accordance with the terms of the Security Agreement. Upon the conversion of such Secured Liquidity Notes, the amount on deposit in the Secured Liquidity Note Account in respect of such converted Secured Liquidity Notes shall be transferred to the Collateral Account by the Depositary, and the Depositary shall not apply any amount on deposit in the Secured Liquidity Note Account to the payment of such converted Secured Liquidity Notes.

If any Secured Liquidity Notes of a Class shall not be presented for payment on the Expected Maturity or redemption date (if such Secured Liquidity Notes are redeemed prior to their Expected Maturity in accordance with Section 7.02 of the Security Agreement) thereof and such Secured Liquidity Notes are not converted into Extended Notes and collected funds are on deposit in the Secured Liquidity Note Account for payment of all or any part thereof, the Depositary shall hold such funds, until presentation of such Secured Liquidity Notes, for the benefit of the holder of such Secured Liquidity Notes and such Secured Liquidity Notes shall, as between the Issuer and such holder, be deemed paid to the extent of such funds. If any Secured Liquidity Notes of a Class are not presented for payment within six months from their Expected Maturity or redemption date (if such Secured Liquidity Notes are redeemed prior to their Expected Maturity in accordance with Section 7.02 of the Security Agreement) and such Secured Liquidity Notes are not converted into Extended Notes, the Depositary shall pay the collected funds on deposit in the Secured Liquidity Note Account in respect of such Secured Liquidity Notes to the Issuer upon written direction, which shall thereafter be solely responsible in respect of such Secured Liquidity Notes.

(e) The Depositary shall cancel and destroy on behalf of the Issuer any Secured Liquidity Note which has been paid in full, and shall deliver a certificate of destruction thereof to the Issuer.

Section 7. Notice of Conversion; Payments of Interest on, and Principal of, Extended Notes.

(a) Upon any conversion of a Class of Secured Liquidity Notes to a Class of Extended Notes pursuant to Section 4.04 of the Security Agreement, the Depositary shall notify all holders of such Class of Secured Liquidity Notes by facsimile, telex or cable followed by mailed written notice, through the Clearing Agency, of such conversion to a Class of Extended Notes. The initial aggregate principal amount of each Class of Extended Notes deemed issued upon conversion of the related Class of Secured Liquidity Notes shall be equal to the aggregate face amount of such Class of Secured Liquidity Notes (or, in the case of Secured Liquidity Notes issued on an interest bearing basis, the aggregate principal and accrued interest of such Class of Secured Liquidity Notes). The Issuer shall provide written notice to each of the Rating Agencies of any conversion of a Class of Secured Liquidity Notes to a Class of Extended Notes.

(b) On each Distribution Date, the Depositary in accordance with the written direction of the Collateral Agent shall pay to the holders of the Extended Notes from the Extended Notes Distribution Account the amount deposited in the Extended Notes Distribution Account by the Collateral Agent for the payment of interest pursuant to Section 4.07 of the Security Agreement.

(c) With respect to each Class of Extended Notes, on the applicable principal payment date, the Depositary, in accordance with the written direction of the Collateral Agent, shall pay pro rata to each Extended Noteholder of such Class from the Extended Notes Distribution Account the amount deposited therein pursuant to Section 4.08 of the Security Agreement for distribution on such date to such class of Extended Notes. On the applicable Final Maturity of each Class of Extended Notes, the Depositary shall pay pro rata to each Extended Noteholder of such Class from the Extended Notes Distribution Account the amount deposited therein pursuant to Section 4.08 of the Security Agreement for such Class of Extended Notes. The remaining entire principal amount (plus accrued interest thereon) of all Extended Notes of a Class shall be due and payable on the applicable Final Maturity.

Section 8. Inspection of Documents by Secured Liquidity Note Holders; Delivery of Security Agreement and Amendment to the Security Agreement.

(a) The Depositary shall keep (to the extent received from the Issuer) a fully executed or conformed copy of this Agreement (together with all amendments, modifications, supplements, waivers and consents made or given with respect thereto) on file at the Depositary’s corporate trust office upon prior written notice. The Depositary shall permit, during its normal business hours, reasonable inspection (and limited copying) to be made of this Agreement by the holder of any Secured Liquidity Note or by any officer, employee or agent of such holder and at their expense; provided, that the person purporting to be such holder establishes to the Depositary’s satisfaction that such person is in fact such holder of such Secured Liquidity Note and, in cases where inspection is sought to be made by a person purporting to be an officer, employee or agent of such holder, that such person submits evidence satisfactory to the Depositary of his or her authority to make such inspection on behalf of the holder of such Secured Liquidity Note. The Depositary shall be entitled to reimbursement for any expenses incurred in complying with this Section 8.

(b) The Issuer shall deliver to the Depositary and to each SLN Placement Agent of the Secured Liquidity Notes a fully executed or conformed copy of the Security Agreement and shall promptly advise the Depositary and each such SLN Placement Agent of any amendment, modification, waiver or consent made or given with respect to the Security Agreement and, promptly after the effectiveness thereof, shall furnish the Depositary and each such dealer with a fully executed or conformed copy of such amendment, modification, waiver or consent; provided, that the Issuer shall not enter into any amendment to the Security Agreement or any Program Document which affects the Depositary without the Depositary’s prior written consent; provided further, that no amendment to the Security Agreement shall be effective as to the Depositary until the Depositary shall have received a copy of such amendment.

Section 9. Fees; Payment of Expenses and Taxes; Indemnity.

(a) For the services rendered hereunder by the Depositary, the Issuer agrees to pay to the Depositary its fees as shall be agreed to in writing from time to time.

(b) The Issuer agrees to pay all reasonable out-of-pocket expenses incurred by the Depositary (including but not limited to the reasonable fees and out-of-pocket expenses of counsel to the Depositary) in connection with the preparation and performance of this Agreement and the issuance and payment of the Secured Liquidity Notes, or in connection with any modification or amendment to, any waiver or consent under or in respect of, and the enforcement of this Agreement and the Secured Liquidity Notes. The Issuer also agrees to pay all fees, taxes and expenses in connection with recording or filing, and all stamp and other taxes, fees and excises, if any, including any interest and penalties which may be or are determined to be payable in connection with the issue and/or sale of the Secured Liquidity Notes.

(c) The Issuer agrees to indemnify the Depositary and hold the Depositary, its directors, officers, employees and agents harmless from and against any and all liabilities (including liability for penalties), actions, suits, judgments, demands, losses, damages, costs and expenses of any kind, including, without limitation, interest and reasonable fees and disbursements of counsel, which may be incurred by the Depositary in connection with or relating to or arising out of the exercise of the Depositary’s rights or the performance of its duties under this Agreement; provided, that the Depositary shall not have the right to be indemnified hereunder for its own gross negligence, fraud, bad faith or willful misconduct as determined by a court of competent jurisdiction. In no event shall the Depositary be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits). The foregoing indemnity includes, but is not limited to, any action taken or omitted to be taken by the Depositary upon telephone or electronically transmitted instructions (if, and to the extent authorized herein) received by the Depositary from, or believed by the Depositary reasonably and in good faith to have been given by, the proper person or persons as provided in this Agreement. The provisions of this subsection (c) shall survive the termination of this Agreement and the resignation or removal of the Depositary.

(d) Neither the Depositary nor any of its officers, employees or agents shall be liable to the Issuer or the Collateral Agent for any action taken or omitted to be taken by the Depositary or any of them hereunder except for gross negligence, fraud, bad faith or willful misconduct.

(e) Amounts payable to the Depositary under this Section 9 shall be paid, subject to Section 9(f), as follows: (i) if the Depositary provides the Issuer with notice of such amount on or before the last Business Day of the calendar month in which such amount arose, the Issuer shall pay such amount on the Payment Date occurring in the immediately succeeding calendar month in accordance with Section 2.01, Section 6.03 or Section 6.06 of the Security Agreement, as applicable, or (ii) if the Depositary provides the Issuer with notice of such amount after the last Business Day of the calendar month in which such amount arose, the Issuer shall pay such amount on the Payment Date occurring in the next succeeding calendar month after the month in which such notice was given in accordance with Section 2.01, Section 6.03 or Section 6.06 of the Security Agreement, as applicable.

(f) Notwithstanding anything to the contrary contained herein, the obligations of the Issuer under this Agreement are solely the obligations of the Issuer and shall be payable in accordance with Section 2.01, Section 6.03 or Section 6.06 of the Security Agreement, as applicable, at such time as funds are actually received by, or are available to, the Issuer. To the extent funds are not available to pay such obligations, the claims relating thereto shall continue to accrue and shall be payable in accordance with the terms of the Security Agreement.

Section 10. Additional Representations and Warranties of the Issuer; Representations and Warranties of the Depositary.

(a) The Issuer, in addition to any other representations and warranties contained herein, hereby represents and warrants to the Depositary that its entry into this Agreement, and the appointment by the Issuer of the Depositary, have been duly authorized by all necessary statutory trust action on the part of the Issuer and, except as would not have a material adverse effect on the business or financial condition of the Issuer or its ability to perform its obligations under the Program Documents, will not violate, breach or contravene (i) the certificate of trust or the trust agreement or organizational documents of the Issuer, or (ii) any law, rule, regulation, order or contract or agreement binding upon the Issuer or its property.

(b) The Issuer hereby represents and warrants (which shall be a continuing representation and warranty) to the Depositary that all Secured Liquidity Notes delivered or which are hereafter delivered to the Depositary pursuant to this Agreement have been duly authorized and executed by the Issuer.

(c) Any instructions given to the Depositary by an Issuer Agent to issue, authenticate and deliver a Secured Liquidity Note shall constitute a representation and warranty by the Issuer that such instructions are in conformity with the terms hereof and of the Security Agreement.

(d) The Depositary represents and warrants, which representations and warranties shall be continuing, that entry into this Agreement has been duly authorized by all necessary corporate action on the part of the Depositary and that this Agreement is the valid and binding obligation of the Depositary.

Section 11. Term and Termination.

(a) The term of this Agreement (except for the provisions of Sections 9, 11, 22 and 25, which shall survive indefinitely) shall extend from the date hereof and shall end when no Secured Liquidity Notes or Extended Notes are outstanding, as advised to the Depositary in writing by the Issuer and confirmed by the Collateral Agent. Upon any termination of this Agreement, the Depositary’s authority to authenticate and deliver Secured Liquidity Notes shall immediately terminate.

(b) As soon as practicable on or after the date of termination of this Agreement, the Depositary shall redeliver to the Issuer all Secured Liquidity Notes then held by the Depositary hereunder for the Issuer’s account for safekeeping, against receipt by the Issuer, and shall deposit in the Collateral Account (except for moneys provided by the Issuer for payees of outstanding Secured Liquidity Notes or Extended Notes) all amounts, if any, then on deposit in, or otherwise to the credit of, the Secured Liquidity Note Account and/or the Extended Notes Distribution Account.

Section 12. Concerning the Depositary.

(a) In actions undertaken by the Depositary in debiting the Secured Liquidity Note Account to make payment to the holders of Secured Liquidity Notes or the Extended Notes Distribution Account to make payment to the holders of Extended Notes, the Depositary shall not be acting as an agent of the Issuer, but shall be acting on behalf of the holders of the Secured Liquidity Notes or the Extended Notes, as applicable, and the Depositary shall hold any funds received in respect of such drawings in trust for such holders.

(b) The Depositary undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Depositary. Nothing herein shall be interpreted to require the Depositary to risk or expend its own funds.

(c) The Depositary may conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, upon certificates or opinions furnished to the Depositary by or on behalf of any party hereto.

(d) The Depositary shall not be liable for any error in judgment made in good faith by a responsible officer, unless the Depositary was grossly negligent in ascertaining the pertinent facts or in making such judgment based on available facts. No provision of this Agreement shall require the Depositary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. The foregoing sentence shall not apply to the ordinary out-of-pocket expenses referred to in the first sentence of Section 9(b) which are incurred by the Depositary in the normal administration of this Agreement and which are to be reimbursed as provided in Section 9(e) or to ordinary internal overhead expenses which are incurred by the Depositary in the normal administration of this Agreement.

(e) The Depositary may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, Secured Liquidity Note, Extended Note or other paper or document reasonably believed by it to be genuine and to have been given, signed or presented by the proper party or parties. The Depositary shall not be bound to make any investigation into the facts or matters stated in any such resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, Secured Liquidity Note, Extended Note or other paper or document furnished to the Depositary unless the Designated Representative receiving such paper or document has actual knowledge of the falsehood of such facts or matters.

(f) Any request or direction of the Issuer or the Collateral Agent mentioned herein shall be sufficiently evidenced by a written or oral communication (confirmed in writing) from an Issuer Agent or an Authorized Agent Officer, respectively.

(g) Whenever in the administration of this Agreement the Depositary shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Depositary (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence, fraud, bad faith or willful misconduct on its part, rely upon a certificate of an Issuer Agent or any certificate of an Authorized Agent Officer and such certificate shall be full warranty to the Depositary for any action taken, suffered or omitted by it under the provisions of this Agreement.

(h) The Depositary may consult with counsel, and the advice of such counsel or any opinion of counsel as to matters of law shall be full and complete authorization and protection to such extent in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(i) The Depositary may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys and shall have no liability for any misconduct or negligence on the part of any agent, nominee, custodian or attorney appointed by it with due care hereunder (other than with respect to any employee of the Depositary, the Depositary’s responsibility for which shall be governed by the other provisions of this Agreement).

(j) The recitals contained in the Secured Liquidity Notes, except the Depositary’s countersignature, shall be taken as the statements of the Issuer and the Depositary assumes no responsibility for their correctness. The Depositary makes no representations as to the validity or sufficiency of this Agreement or of the Secured Liquidity Notes or Extended Notes. The Depositary shall not be accountable for the use or application by the Issuer of Secured Liquidity Notes or Extended Notes or the proceeds thereof.

(k) The Depositary or any agent in its individual or in any other capacity may become the owner or pledgee of Secured Liquidity Notes or Extended Notes and may otherwise deal with the Issuer with the same rights it would have if it were not the Depositary or such agent.

(l) Money held by the Depositary in trust hereunder need not be segregated from other funds except to the extent required by law or the specific provisions hereof. The Depositary shall be under no liability for interest on any money received by it hereunder.

(m) The Depositary shall not be responsible for recording, re-recording, filing or re-filing of this Agreement, or any amendment hereto or any financing statement or continuation statement.

(n) Nothing in this Section 12 shall exonerate the Depositary from liability to the Collateral Agent for the Depositary’s gross negligence, fraud, bad faith or willful misconduct as provided in Section 9(d) hereof.

Section 13. Resignation or Removal of Depositary. Subject to the further provisions of this Section 13, the Depositary may resign at any time as Depositary hereunder by delivery to the Issuer and the Collateral Agent of written notice of resignation, and may be removed by the Issuer (with the consent of the Collateral Agent) as such Depositary at any time, with or without cause, by written notice of removal delivered to the Depositary and the Collateral Agent and upon any such resignation or removal the Issuer may, without other formality than appointment and designation in writing, appoint a successor Depositary hereunder approved by the Collateral Agent. Any such appointment of a successor Depositary delivered by the Issuer pursuant to this Section 13 shall be effective only if accompanied by (i) the written consent of the Collateral Agent concurring with such action and (ii) the written confirmation of each of the Rating Agencies that such appointment will not result in a reduction or withdrawal of its then current rating, if any, of the Secured Liquidity Notes or Extended Notes. Upon acceptance by a qualified successor Depositary of its appointment hereunder, the Depositary shall deliver to such successor all Secured Liquidity Notes then held by it hereunder for safekeeping, against written receipt therefor by such successor, and shall transmit to its successor for deposit in the Secured Liquidity Note Account and Extended Notes Distribution Account established by such successor, all funds, if any are then on deposit in, or otherwise to the credit of, (i) the Secured Liquidity Note Account, in excess of that amount which is equal to the face amount of all outstanding Secured Liquidity Notes theretofore issued by it hereunder and (ii) the Extended Notes Distribution Account, and the Depositary is authorized to and shall pay such Secured Liquidity Notes when presented with such retained funds as if it had not resigned or been removed hereunder. Anything herein to the contrary notwithstanding, the resignation or removal of the Depositary shall not become effective until a successor Depositary has been appointed by the Issuer and such successor has accepted its appointment hereunder and a new Secured Liquidity Note Account (and other appropriate accounts) and Extended Notes Distribution Account have been established by such successor for purposes of this Agreement and all Secured Liquidity Notes and all funds, if any, on deposit in, or otherwise to the credit of, (i) the Secured Liquidity Note Account maintained by the Depositary, in excess of that amount necessary to pay the face amount of outstanding Secured Liquidity Notes in full and (ii) the Extended Notes Distribution Account, shall have been transferred to the successor Depositary for deposit in the Secured Liquidity Note Account and Extended Notes Distribution Account, as applicable, established by the successor Depositary, all in form, manner and substance satisfactory to the Collateral Agent. Notwithstanding the above, if a successor Depositary has not been appointed by the Issuer within 45 days after such resignation or removal, the Depositary, at the expense of the Issuer, may petition a court of competent jurisdiction to appoint a qualified successor Depositary. Pending such appointment, the Depositary shall continue to act as Depositary until a qualified successor Depositary has been appointed and accepted such appointment. Copies of all notices delivered pursuant to this Section 13 shall be delivered by the Issuer to each of the Rating Agencies.

The Secured Liquidity Note Account and the Extended Notes Distribution Account shall at all times be segregated, non-interest bearing trust accounts with the corporate trust department of the Depositary. Any Depositary shall be a commercial bank or trust company (x) with a capital and unimpaired surplus amount of at least $100,000,000, (y) with a long-term unsecured debt rating from each of the Rating Agencies in one of its generic credit rating categories which signifies investment grade, and (z) with an office in the Borough of Manhattan, The City of New York or such other city as is acceptable to the Collateral Agent through which it will act for all purposes hereof. If the Depositary shall at any time cease to meet all of the criteria set forth in the preceding sentence, the Issuer shall, within 45 days of such time, replace the Depositary with a successor Depositary that meets such criteria.

Section 14. Amendments and Modifications. No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be (i) in writing and signed by all of the parties hereto and (ii) accompanied by the written confirmation of each of the Rating Agencies that same will not result in a reduction or withdrawal of its then current rating, if any, of the Secured Liquidity Notes or Extended Notes.

Section 15. Notices. Unless it is specified herein that any notice, request, instruction or demand must be received by the party to whom given, all notices, requests, instructions and demands to or upon any of the following parties shall be deemed to have been duly given or made when delivered or when deposited in the mail, first class postage prepaid, addressed to such party as follows or sent to the facsimile number referred to below (or to such other addresses as may be hereafter designated in writing by such party to the other parties):

Depositary:	For all Purposes:

Deutsche Bank Trust Company Americas

60 Wall Street Mail Stop NYC60-2606 New York, NY 10005 Attention: Commercial Paper

Facsimile No.: (212) 797-8604

Telephone No.: (212) 250-5906

Issuer:	Von Karman Funding Trust

c/o New Century Mortgage Corporation

	18400 Von Karman, Suite 1000 Irvine, California 92616 Attn:	Kevin Cloyd (business contact) General Counsel (legal contact)

Collateral Agent:	Phone: (949) 862-7941 Fax: (949) 224-5750 Deutsche Bank Trust Company Americas

60 Wall Street

MS NYC 60-2606

New York, NY 10005

Attention: Commercial Paper

Facsimile No.: (212) 797-8604

Telephone No.: (212) 250-5906

A copy of all notices delivered to the Depositary or the Issuer hereunder shall also be delivered to the Collateral Agent at its address, telephone or facsimile specified in the Security Agreement.

Any notices, requests or demands required hereunder to be sent to each SLN Placement Agent, shall be given in accordance with the provisions of this Section 15 to the following address (or to such other address as may hereafter be designated in writing by such dealers to the parties hereto):

Citigroup Global Markets Inc.

390 Greenwich Street, 4th Floor

New York, New York 10013

Attention: Money Markets Origination

Telephone No.: (212) 723-6365

Facsimile No.: (212) 723-8624

Banc of America Securities LLC

Mail Code: NC1-007-08-17

100 North Tryon Street

Charlotte, North Carolina 28255

Attention: Money Market Finance

Telephone No.: (704) 386-5986

Facsimile No.: (704) 388-9939

Copies of all notices delivered pursuant to Sections 13 and 14 hereof shall be delivered by the Issuer to Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Asset-Backed Commercial Paper Monitoring Group; and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: Market Value Group (the “Rating Agencies”).

The Issuer agrees to give each of the Rating Agencies and the Depositary written notice of any downgrade of its Secured Liquidity Notes or Extended Notes.

Without limitation of any other method of establishing receipt thereof, any notice, request, instruction or demand shall be deemed received when delivered to the address specified above or, if sent by facsimile, when the facsimile is sent and receipt thereof has been acknowledged by telephone.

Section 16. Successors and Assigns; Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that (a) except for the assignment by the Issuer of its right, title and interest hereunder to the Collateral Agent pursuant to Section 5.01(ii) of the Security Agreement and (b) except as provided in Section 17 hereof, no party hereto may assign any of its rights or obligations hereunder unless such party shall have obtained (i) the prior written consent of all parties hereto and (ii) the written confirmation of each of the Rating Agencies that such assignment will not result in a reduction or withdrawal of its then current rating, if any, of the Secured Liquidity Notes or Extended Notes. This Agreement shall also inure to the benefit of the Collateral Agent, which is hereby expressly declared to be a third party beneficiary hereof. Subject to the foregoing, no Person not a party to this Agreement shall be deemed to be a third party beneficiary hereof nor shall any Person be empowered to enforce the provisions of this Agreement, except as set forth in the preceding sentence and to the extent such Person becomes a permitted successor or assign hereunder.

Section 17. Merger, etc. Any corporation into which the Depositary may be merged or converted or with which the Depositary may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Depositary shall be a party, or any corporation succeeding to the Depositary’s corporate trust duties or business, shall succeed to all the Depositary’s rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 18. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THIS AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN NOTICE TO THE OTHER PARTIES. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY JURISDICTION.

EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 19. Acknowledgement of Receipt of Documents. The Depositary hereby acknowledges receipt of a fully executed counterpart of the Security Agreement. The Depositary shall have no obligation to the Issuer or any other Person. However, for the performance of any of the terms of the Security Agreement except as specifically required by this Agreement.

Section 20. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

Section 21. Section Headings. Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

Section 22. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, the Depositary shall not, prior to the date which is one year and one day (or if longer, the applicable preference period then in effect) after the payment in full of the last rated obligation of the Issuer, including but not limited to the last Secured Liquidity Note and Extended Note outstanding, acquiesce, petition or otherwise, directly or indirectly, invoke or cause the Issuer to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, owner trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Issuer. This Section 22 shall survive the termination of this Agreement.

Section 23. Severability. In case one or more of the provisions contained in this Agreement shall be or shall be deemed to be, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. If any provision of this Agreement shall be or shall be deemed to be, illegal, invalid or unenforceable under the applicable laws and regulations of one jurisdiction, such provision shall not thereby be rendered illegal, invalid or unenforceable in any other jurisdiction.

Section 24. Entire Agreement. This Agreement and the Program Documents constitute the entire agreement among the parties hereto with respect to the Extended Notes and Secured Liquidity Notes.

Section 25. Limited Recourse to the Issuer. Notwithstanding anything to the contrary contained herein, all obligations of the Issuer shall be payable by the Issuer only to the extent of funds available therefor under Sections 2.01, 6.03 and 6.06 of the Security Agreement and, to the extent such funds are not available or are insufficient for the payment thereof, shall not constitute a claim, as defined under Section 101 of the Bankruptcy Code, against the Issuer to the extent of such unavailability or insufficiency until such time as the Issuer has assets sufficient to pay such prior deficiency. This Section 25 shall survive the termination of this Agreement.

Section 26. No Recourse. The obligations of the Issuer hereunder are solely the obligations of the Issuer and no recourse shall be had with respect to this Agreement, any of the obligations of the Issuer hereunder or for the payment of any fee or other amount payable hereunder or for any claim based on, arising out of or relating to any provision of this Agreement against any stockholder, employee, officer, director, owner trustee, incorporator, affiliate, agent or servant of the Issuer. This Section 26 shall survive the termination of this Agreement.

Section 27. Third Party Beneficiary. The parties hereto agree that each Swap Counterparty shall be an express third party beneficiary of this Agreement, and entitled to enforce any rights granted to it hereunder as if it were a party hereto.

Section 28. No Recourse To Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Christiana Bank & Trust Company, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Christiana Bank & Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Christiana Bank & Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Christiana Bank & Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VON KARMAN FUNDING TRUST

By: CHRISTIANA BANK & TRUST COMPANY,
not in its individual capacity, but solely as Owner Trustee

By: /s/ James M. Young
Name: James M. Young
Title: Assistant Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary

By: /s/ Eileen M. Hughes
Name: Eileen M. Hughes
Title: Vice President

Acknowledged:

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Collateral Agent

By: /s/ Eileen M. Hughes
Name: Eileen M. Hughes
Title: Vice President